EXHIBIT 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of SAVVIS Communications Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2003	By: /s/ Robert A. McCormick
Robert A. McCormick
Chairman and Chief Executive Officer